Release: Immediate December 11, 2017

CP to purchase its common shares under specific share repurchase programs as part of its normal course issuer bid

Calgary, AB – Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) announced today that it will repurchase common shares from two third-party sellers under two share repurchase programs (the “Programs”). The Programs will form part of CP’s normal course issuer bid for up to 4,384,062 common shares announced on May 10, 2017 (the “NCIB”).

CP will enter into share repurchase agreements (the “Agreements”) with the two third parties to purchase common shares through daily purchases between December 14, 2017 and May 14, 2018, subject to a maximum, in aggregate, of 755,000 common shares under the Programs. The Programs will be carried out in succession, such that share purchases from each of the third parties will not be overlapping. A maximum number of 134,000 common shares may be purchased under the first Program. Purchases under the second Program, up to a maximum of 621,000 common shares, will take place beginning on the trading day following completion of all purchases under the first Program.

Pursuant to the terms of the Agreements, and subject to the terms of issuer bid exemption orders issued by the Ontario Securities Commission (the “Orders”), affiliates of the third parties will purchase on the open market an equivalent number of CP common shares as the number sold to CP. CP is prohibited from purchasing any other common shares during the term of the Programs. The price that CP will pay for any common shares purchased by it from the third parties under the Agreements will be at a discount to the prevailing market price of CP’s common shares on the Canadian markets at the time of the purchase.

CP currently intends to purchase the aggregate maximum of 755,000 common shares under the Programs; however, the number of common shares purchased pursuant to the Programs may be less than the maximum if, among other things, it is not possible to purchase common shares within the price range established by CP, if trading is suspended, or as a result of market factors. In accordance with the terms of the Orders, following completion of each Program, CP will issue a news release providing information regarding the purchases made pursuant to the Program including the number of common shares purchased and aggregate purchase price paid.

Pursuant to the terms of the Agreements and the Orders, all purchases made by the third parties’ affiliates on the TSX and other Canadian markets pursuant to the Programs will be made in accordance with the TSX rules applicable to the NCIB, subject to limited exceptions as provided in the Orders. Common shares acquired by CP will be cancelled.

CP has also implemented automatic share repurchase plans with the third parties and their affiliates to allow for the repurchase of common shares under the Programs during trading blackout periods.

The TSX has accepted the filing by CP of an amended notice of intention to make a normal course issuer bid to provide for repurchases under the Programs.

Forward Looking Statement
This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited, to the specific share repurchase program forming part of CP’s normal course issuer bid and potential future purchases of CP common shares under the normal course issuer bid. This forward-looking information includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as "financial expectations", "key assumptions", "anticipate", "believe", "expect", "plan", "will", "outlook", "should" or similar words suggesting future outcomes.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP's forward-

looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive.

These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on forward-looking information. Forward looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to eight major ports, including Vancouver and Montreal, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit www.cpr.ca to see the rail advantages of CP. CP-IR

Contacts:
Media
Jeremy Berry
403-319-6227
Jeremy_Berry@cpr.ca
Alert_MediaRelations@cpr.ca

Investment Community
Maeghan Albiston
403-319-3591
investor@cpr.ca